UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2020

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NVUS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 11, 2020, following the prior announcement of topline results of the Phase 2a Clinical Trial of OP0201 in Acute Otitis Media, the board of directors (the “Board”) of Novus Therapeutics, Inc. (the “Company”) approved a reduction in force. The Company estimates that it will incur expenses of approximately $0.7 million related to this reduction, $0.3 million of which will be incurred in the second calendar quarter of 2020 and will consist of one-time termination benefits to the affected employees, including retention payments and payments for accrued vacation time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On June 11, 2020, Cheryl Cohen notified the Board of her intent to resign as a member of the Board, effective June 30, 2020. The size of the Board has been reduced to five directors, effective upon Ms. Cohen’s resignation. Ms. Cohen’s decision was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

John S. McBride, a current member of the Board, will be appointed to serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, effective upon Ms. Cohen’s resignation.

(b)

In connection with the reduction in force described above, Dr. Catherine C. Turkel, President of the Company, will be terminated effective June 30, 2020. Ms. Turkel’s termination is “without cause” within the meaning of her Management Continuity Agreement, filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. She will be entitled to receive, upon departure, the severance benefits as set forth therein and as described in the Company’s Proxy Statement on Schedule 14A, filed on March 31, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to the estimated cash expenditures associated with termination benefits. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described above and in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: June 17, 2020	By:	/s/ Gregory J. Flesher
	Name:	Gregory J. Flesher
	Title:	Chief Executive Officer